CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement of Great American Reserve Variable Annuity Account F on Form N-4 (File Nos. 333-40309 and 811-08483) of our report dated April 20, 1998, on our audits of the financial statements of Great American Reserve Insurance Company. We also consent to the reference to our Firm under the caption "Independent Accountants."


                                              /S/ COOPERS & LYBRAND L.L.P.
                                              -----------------------------
                                                Coopers & Lybrand L.L.P.

Indianapolis, Indiana
April 21, 1998